FORM 21
(Section 371)
PROVINCE OF BRITISH COLUMBIA

Certificate of Incorporation No. 343263

COMPANY ACT

SPECIAL RESOLUTION

The following special resolution was passed by the undermentioned Company on the date stated:

Name of Company: PARS RESOURCES LTD.

Date resolution passed: March 19, 19 92

[see note (a)] Resolution:

" 1. **RESOLVED** that the authorized capital of the Company be altered by consolidating on a one (1) new for two (2) old basis, all of the 20,000,000 common shares without par value, of which 2,317,500 shares are issued and outstanding, with the resulting effect that subsequent to the consolidation the authorized capital of the Company will consist of 10,000,000 common shares without par value of which 1,158,750 are issued and outstanding.

255(1)(d)

2. **RESOLVED** that the name of the Company be changed to **"WDF CAPITAL CORP."**.

247

3. **RESOLVED** that the Memorandum of the Company be altered in the form annexed hereto as Schedule "A"."

241

Certified a true copy the 29th day of April, 19 92.

(Signature) GREGORY C. SMITH

(Relationship to Company) Solicitor

FILED AND REGISTERED
1226-90451
MAY 2 8 1992
REGISTRAR OF COMPANIES

[NOTE.—
(a) Insert text of special resolution.
(b) See section 1 (1) for definition of "special resolution".]

$100.-

FORM 1

(SECTION 5)

"COMPANY ACT"

ALTERED

A L T E R E D   M E M O R A N D U M

(As altered by Special Resolution dated March 19, 1992)

1. The name of the Company is **WDF CAPITAL CORP.**

2. The authorized capital of the Company consists of Ten Million (10,000,000) common shares without par value.

"misc\wdf.am"

DUPLICATE

NUMBER: **343263**

CERTIFICATE
OF
CHANGE OF NAME

COMPANY ACT

CANADA
PROVINCE OF BRITISH COLUMBIA

I Hereby Certify *that*

PARS RESOURCES LTD.

has this day changed its name to

WDF CAPITAL CORP.

Issued *under my hand at Victoria, British Columbia*
on May 28, 1992

JOHN S. POWELL
A/Registrar of Companies